EXHIBIT C

TO STATEMENT ON SCHEDULE 13D

CLASS A COMMON STOCK

REGISTRATION RIGHTS AGREEMENT

This CLASS A COMMON STOCK REGISTRATION RIGHTS AGREEMENT, dated as of February 25, 2012 (this “Agreement”), is entered into among WILLIAM LYON HOMES, a Delaware corporation (the “Company”), and the Holders (as defined below). Capitalized terms not otherwise defined herein have the meanings set forth in Section 1.

W I T N E S S E T H:

WHEREAS, the Initial Holders, having entered into that certain Restructuring Support Agreement, dated as of November 4, 2011, with the Company and certain of its subsidiaries (the “Noteholder RSA”), agreed, subject to the terms and conditions of the Noteholder RSA, to support the Company’s reorganization as more precisely described in the Disclosure Statement for the Prepackaged Joint Plan of Reorganization for William Lyon Homes, et al. and the Prepackaged Joint Plan of Reorganization for William Lyon Homes, et al. (the “Plan”), both dated as of November 17, 2011.

WHEREAS, pursuant to the terms of the Plan, the Initial Holders are entitled to receive shares of Class A Common Stock of the Company (as reorganized pursuant to the Plan), par value $0.01 per share (the “Class A Shares”). The Class A Shares issued pursuant to the Plan are being issued in reliance on Section 1145 of Chapter 11 of Title 11 of the United States Code (“Section 1145”) without registration under the Securities Act or any state securities laws.

WHEREAS, notwithstanding the provisions of Section 1145, certain resales of the Class A Shares held by the Holders may be required to be registered under the Securities Act and applicable state securities laws.

WHEREAS, in order to induce the Initial Holders to complete the transactions contemplated by the Plan, on the effective date of the Plan, the Company is entering into this Agreement to grant to the Holders certain rights to cause the Company to register the Class A Shares being issued pursuant to the Plan, on the terms and subject to the conditions set forth herein.

NOW THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the following meanings:

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introduction.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, without regard to whether such right is currently exercisable, is exercisable only after the passage of time or is exercisable only upon the satisfaction of certain conditions. The terms “beneficially owns” and beneficially owned” have a corresponding meaning.

“Board of Directors” means the board of directors of the Company (or any duly authorized committee thereof).

“Business Day” means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in the State of New York.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock issued by such person, including each class of common stock and preferred stock of such person.

“Certificate of Incorporation” shall mean the certificate of incorporation of the Company, as it may be amended from time to time.

“Class A Shares” has the meaning set forth in the preamble.

“Class B Registration Rights Agreement” means that certain registration rights agreement, dated as of the date hereof, by and between the Company and the holders identified therein with respect to registration rights of certain holders of Class B Common Stock of the Company, par value $0.01 per share, as set forth therein, as the same may be amended or supplemented from time to time.

“Company” has the meaning set forth in the introduction.

“control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Convertible Preferred Shares” means the Convertible Preferred Stock of the Company, par value $0.01 per share.

“Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement” means that certain registration rights agreement, dated as of the date hereof, by and between the Company and the holders identified therein with respect to registration rights of certain holders of Convertible Preferred Shares and Class C Common Stock, par value $0.01 per share, as set forth therein, as the same may be amended or supplemented from time to time.

“Counsel to the Holders” means, with respect to any Piggyback Takedown or any Holder Underwritten Offering, one (1) counsel selected by the Holders of a majority of the Registrable Securities requested to be included in such Piggyback Takedown or Holder Underwritten Offering.

“Delay Period” has the meaning set forth in Section 3(c).

“Disclosure Package” means the following, collectively, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, in the form provided to the Holders for delivery to purchasers of Registrable Securities, (ii) each Free Writing Prospectus, in the form provided to the Holders for delivery to purchasers of Registrable Securities and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including, without limitation, a contract of sale).

“Electing Holder” means a Holder of Registrable Securities who has provided the Company with a Notice and Questionnaire.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall have the meaning set forth in Rule 405 under the Securities Act.

“Hedging Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act or an Affiliate thereof.

“Hedging Transaction” means any transaction involving a security linked to the Registrable Securities or any security that would be deemed to be a “derivative security” (as defined in Rule 16a-1(c) promulgated under the Exchange Act) with respect to the Registrable Securities or transaction (even if not a security) which would (were it a security) be considered such a derivative security, or which transfers some or all of the economic risk of ownership of the Registrable Securities, including, without limitation, any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or similar transaction. For the avoidance of doubt, the following transactions shall be deemed to be Hedging Transactions:

(i) transactions by a Holder in which a Hedging Counterparty engages in short sales of Registrable Securities pursuant to a Prospectus and may use Registrable Securities to close out its short position;

(ii) transactions pursuant to which a Holder engages in a short sale of Registrable Securities pursuant to a Prospectus and delivers Registrable Securities to close out its short position;

(iii) transactions by a Holder in which the Holder delivers, in a transaction exempt from registration under the Securities Act, Registrable Securities to the Hedging Counterparty who will then publicly resell or otherwise transfer such Registrable Securities pursuant to a Prospectus or an exemption from registration under the Securities Act; and

(iv) a loan or pledge of Registrable Securities to a Hedging Counterparty who may then become a selling stockholder and sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in each case, in a public transaction pursuant to a Prospectus.

“Holder” (collectively, the “Holders”) means each Person identified as a Holder on the signature pages hereto who is the record or beneficial owner of Registrable Securities, together with such Person’s respective successors and permitted assigns or an additional purchaser of Registrable Securities, in either case who executes a Joinder to this Agreement in the form of Annex B hereto for so long as it holds any Registrable Securities and each of its successors and assigns and direct and indirect transferees who beneficially own Registrable Securities.

“Holder Underwritten Offering” means an underwritten offering takedown to be conducted by one or more Electing Holders in accordance with Section 3(d).

“Indemnified Party” shall have the meaning set forth in Section 7(c).

“Indemnifying Party” shall have the meaning set forth in Section 7(c).

“Initial Holder” (collectively, the “Initial Holders”) means each Person identified as a Holder on the signature pages hereto on the date of this Agreement, excluding such Person’s respective successors and permitted assigns even though such Person’s respective successors and permitted assigns may execute a Joinder to this Agreement in the form of Annex B hereto and excluding each of its successors and assigns and direct and indirect transferees who Beneficially Own Registrable Securities.

“Losses” has the meaning set forth in Section 7(a).

“Notice and Questionnaire” means a written notice delivered to the Company in the form attached as Annex A hereto.

“Other Registrable Securities” means, collectively, the Registrable Securities, as such term is defined in the Other Registration Agreements, and, for the avoidance of doubt, shall not include any Registrable Securities as defined herein.

“Other Registrable Securityholders” means Persons party to the Other Registration Agreements, which, for the avoidance of doubt, shall not include any Holders hereunder.

“Other Registration Agreements” means, collectively, the Convertible Preferred Stock and Class C Common Stock Registration Rights Agreement and the Class B Registration Rights Agreement.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, firm, incorporated or unincorporated association, or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Plan” has the meaning set forth in the preamble.

“Piggyback Takedown” shall have the meaning set forth in Section 4(a).

“Prospectus” means the prospectus related to any Registration Statement (whether preliminary or final or any prospectus supplement, including, without limitation, a prospectus or prospectus supplement that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance on Rule 415, 424, 430A, 430B or 430C under the Securities Act, as amended or supplemented by any amendment or prospectus supplement), including post-effective amendments, and all materials incorporated by reference in such prospectus.

“Registrable Securities” means (i) the Class A Shares issued to the Holders pursuant to the Plan, and (ii) any additional Class A Shares issued or distributed by way of a dividend, stock split or other distribution in respect of such Class A Shares. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such Registrable Securities shall have been declared effective under the Securities Act by the SEC and such Registrable Securities shall have been disposed of pursuant to such effective Registration Statement, (ii) they shall have been distributed pursuant to Rule 144 under the Securities Act and are no longer “restricted securities”, (iii) they shall have ceased to be outstanding, or (iv) the entire amount of the Registrable Securities held by any Holder may be sold by such Holder in a single sale without, in the opinion of counsel reasonably satisfactory to the Company and such Holder, any limitation as to volume or manner of sale requirements pursuant to Rule 144 promulgated under the Securities Act and the Company removes any restrictive legend borne by the Registrable Securities.

“Registration” means registration under the Securities Act of an offering of Registrable Securities.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers resales of any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference in such registration statement. The term “Registration Statement” shall also include any registration statement filed pursuant to Rule 462(b) to register additional securities in connection with any offering.

“Requesting Holders” has the meaning set forth in Section 4(a).

“SEC” means the Securities and Exchange Commission or any other governmental agency at the time administering the Securities Act.

“Section 1145” has the meaning set forth in the preamble.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of a Holder’s Registrable Securities and, subject to Section 6, the fees and expenses of Holder’s own counsel.

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act.

“Shelf Registration Statement” has the meaning set forth in Section 3.

“underwriter” means the underwriter, placement agent or other similar intermediary participating in an underwritten offering.

“underwritten offering” of securities means a public offering of securities registered under the Securities Act in which an underwriter, placement agent or other similar intermediary participates in the distribution of such securities.

2. General; Securities Subject to this Agreement.

(a) Grant of Rights. The Company hereby grants registration rights with respect to the Registrable Securities to the Holders upon the terms and conditions set forth in this Agreement.

(b) Transfer of Registration Rights. Any Registrable Securities that are pledged or made the subject of a Hedging Transaction, which Registrable Securities are not ultimately disposed of by the Holder pursuant to such pledge or Hedging Transaction shall be deemed to remain “Registrable Securities,” notwithstanding the release of such pledge or the completion of such Hedging Transaction.

3. Shelf Registrations

(a) Filings. For so long as there are Registrable Securities outstanding, the Company shall use commercially reasonable efforts to ensure that from and after one hundred and eighty (180) days after the date of initial issuance of any Registrable Securities the Company shall at all times have and maintain an effective Registration Statement for a Shelf Registration covering the resale of all of the Registrable Securities requested to be included by the Electing Holders, on a delayed or continuous basis (the “Shelf Registration Statement”), which Shelf Registration Statement may also provide for the sale by other holders with registration rights granted in connection with the Plan. In furtherance of such obligation, the Company shall use best efforts to file on or prior to one hundred and twenty (120) days after the initial issuance of any Registrable Securities an initial Shelf Registration Statement. The Company shall give written notice of the filing of any Shelf Registration Statement at least fifteen (15) days prior to filing such Shelf Registration Statement to all Holders of Registrable Securities and shall include in such Shelf Registration Statement all Registrable Securities of Electing Holders. The Company shall use best efforts to cause the initial Shelf Registration Statement to become effective on or prior to one hundred and eighty (180) days after the date of initial issuance of any Registrable Securities and shall maintain the effectiveness of such Shelf Registration Statement in accordance with the terms hereof.

(b) Additional Electing Holders. From and after the date that the Shelf Registration Statement is initially effective, as promptly as is practicable after receipt of a proper Notice and Questionnaire, and in any event within (x) ten (10) Business Days after the date such Notice and Questionnaire is received by the Company or (y) if a Notice and Questionnaire is so received during a Delay Period, five (5) Business Days after the expiration of such Delay Period, the Company shall take all necessary action to cause the Electing Holder to be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus in connection with sales of such Registrable Securities to the purchasers thereof in accordance with applicable law, which action may include: (i) if required by applicable law, filing with the SEC a post-effective amendment to the Shelf Registration Statement; (ii) preparing and, if required by applicable law, filing a supplement or supplements to the related Prospectus or a supplement or amendment to any document incorporated therein by reference; (iii) filing any other required document; or (iv) with respect to a post-effective amendment to the Shelf Registration Statement that is not automatically effective, causing such post-effective amendment to be declared or to otherwise become effective under the Securities Act as promptly as is practicable; provided that the Company may delay such filing until the date that is twenty (20) Business Days after any prior such filing, and if such Notice and Questionnaire is delivered during a Delay Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth above upon expiration of the Delay Period in accordance with Section 3(c). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder as a selling securityholder in any Shelf Registration Statement or related Prospectus until such Holder has returned a duly completed and signed Notice and Questionnaire to the Company.

(c) Delay Periods. Upon written notice to the Holders of Registrable Securities, (x) the Company shall be entitled to suspend, for a period of time, the use of any Registration Statement or Prospectus if the Board of Directors determines in its good faith judgment, after consultation with counsel, that the Registration Statement or any Prospectus may contain an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or Prospectus not misleading and (y) the Company shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference if the Board of Directors determines in its good faith judgment, after consultation with counsel, that such amendment would reasonably be expected to have a material adverse effect on any proposal or plan of the Company to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or similar transaction, in each case that is material to the Company (in case of each clause (x) and (y), a “Delay Period”); provided that (A) the duration of all Delay Periods may not exceed ninety (90) days in the aggregate in any 12-month period and (B) the Company shall use commercially reasonable efforts to amend the Registration Statement and/or Prospectus to correct such untrue statement or omission as soon as reasonably practicable.

(d) Holder Underwritten Offering.

(i) One or more Electing Holders holding at least 25% of a class of then outstanding Registrable Securities may request that the Company effect an underwritten takedown under the Shelf Registration Statement of Registrable Securities held by such Electing Holder or Electing Holders in an amount equal to at least 25% of such class of then outstanding Registrable Securities (or, if less than such amount, all of their remaining Registrable Securities) (each, a “Holder Underwritten Offering”). Within five (5) business days of receipt of such request, the Company shall notify all other Holders and Other Registrable Securityholders of such request and shall (except as provided in clause (iii) below) include in such Holder Underwritten Offering all Registrable Securities and Other Registrable Securities requested to be included therein by Holders or Other Registrable Securityholders who respond within five (5) Business Days of the Company’s notification described above (such Holders who are not Electing Holders shall participate in the Holder Underwritten Offering only if they also become Electing Holders, and such Other Registrable Securityholders shall participate in the Holder Underwritten Offering only if they also become “Electing Holders” as such term is defined in the registration rights agreement with the Company in respect the Other Registrable Securities).

(ii) For any Holder Underwritten Offering, the managing underwriter or underwriters shall be selected by Electing Holders participating in such offering holding a majority of the Registrable Securities to be disposed of pursuant to such offering and shall be reasonably acceptable to the Company.

(iii) If the managing underwriter or underwriters for the Holder Underwritten Offering advise the Company that in their reasonable opinion the number of securities requested to be included in such underwritten offering takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to Electing Holders representing a majority of Registrable Securities included in the Holder Underwritten Offering, the Company shall include in such Holder Underwritten Offering the number which can be so sold in the following order of priority: (A) first, the securities requested to be included by the Electing Holders and the Other Registrable Securityholders, if applicable (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder assuming conversion of all such securities into Class A Shares in accordance with the Certificate of Incorporation), (B) second, the securities requested to be included in such Holder Underwritten Offering by holders exercising piggyback registration rights other than pursuant to this Agreement or the Other Registration Agreements (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder assuming conversion of all such securities into Class A Shares in accordance with the Certificate of Incorporation), (C) third, the securities the Company proposes to sell, (D) fourth, other securities requesting to be included in such Holder

Underwritten Offering (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder assuming conversion of all such securities into Class A Shares in accordance with the Certificate of Incorporation).

(iv) The Company shall not be required to effect a Holder Underwritten Offering: (A) more than once in any twelve (12) month period or (B) if it shall have already made three (3) Holder Underwritten Offerings pursuant to this Agreement.

4. Piggyback Takedowns.

(a) Right to Piggyback. If the Company proposes to undertake the marketing of a registered underwritten offering of its Capital Stock for its own account (other than a Registration Statement on Form S-4 or S-8 or a Registration Statement connection with a rights offering) or for the account of any other stockholder or stockholders of the Company not party hereto (the “Requesting Holders”), the Company shall give prompt written notice of its intention to effect such offering (a “Piggyback Takedown”) to all Holders of Registrable Securities and Other Registrable Securityholders. In the case of a Piggyback Takedown that is an offering under a Shelf Registration, such notice shall be given not less than fifteen (15) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an offering under a Registration Statement that is not a Shelf Registration, such notice shall be given not less than thirty (30) Business Days prior to the expected date of filing of such Registration Statement. The Company shall, subject to the provisions of Section 4(b) below, include in such Piggyback Takedown, as applicable, all Registrable Securities and all Other Registrable Securities with respect to which the Company has received written requests for inclusion therein on or before the date that is three (3) Business Days prior to the expected date of commencement of marketing efforts or the filing of the Registration Statement, as applicable. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities or Other Registrable Securityholders requesting to include their Other Registrable Securities in such Piggyback Takedown.

(b) Priority on Piggyback Takedowns.

(i) If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, the securities the Company proposes to sell, (B) second, securities requested to be included in such Piggyback Takedown by Holders exercising piggyback registration rights in accordance with this Agreement or by Other Registrable Securityholders in accordance with the Other Registration Agreements, if applicable (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder assuming conversion of all such securities into Class A Shares in accordance with the Certificate of Incorporation), and (C) third, other securities requested to be included in such Piggyback Takedown other than pursuant to this Agreement or the Other Registration Agreements, if applicable (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder assuming conversion of all such securities into Class A Shares in accordance with the Certificate of Incorporation).

(ii) If a Piggyback Takedown is an underwritten registration on behalf of one or more Requesting Holders, and the managing underwriters for a Piggyback Takedown advise the Company that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (A) first, the securities requested to be included by the Requesting Holders and Other Registrable Securityholders who are Requesting Holders (as such term is defined in the Other Registration Agreements) in accordance with the Other Registration Agreements, if applicable (B) second, securities requested to be included in such Piggyback Takedown by Holders exercising piggyback registration rights in accordance with this Agreement or by Other Registrable Securityholders in accordance with Other Registration Agreements, if applicable (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder assuming conversion of all such securities into Class A Shares in accordance with the Certificate of Incorporation), (C) third, the securities the Company proposes to sell, and (D) fourth, other securities requested to be included in such Piggyback Takedown other than pursuant to this Agreement or the Other Registration Agreements, if applicable (pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder assuming conversion of all such securities into Class A Shares in accordance with the Certificate of Incorporation).

(c) Selection of Underwriters. Except as otherwise provided in any agreement between the Company and Requesting Holders, the Company will have the sole right to select the investment banker(s) and manager(s) for any Piggyback Takedown.

5. Registration Procedures.

(a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 or Section 4 hereof, the Company shall use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof and the following provisions shall apply in connection therewith:

(i) No Holder shall be entitled to be named as a selling securityholder in the Registration Statement as of the time of its initial effectiveness or at any time thereafter, and no Holder shall be entitled to use the Prospectus for resales of Registrable Securities at any time, unless such Holder has become an “Electing Holder” by returning a duly completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein (or the Holder has delivered a Notice and Questionnaire after the deadline for response and the Company has named such Holder as a selling securityholder in the Registration Statement) and has provided any other information reasonably requested in writing by the Company.

(ii) Each Electing Holder agrees to notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to such registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading, and promptly to furnish to the Company (i) any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any other information regarding such Electing Holder and the distribution of such Registrable Securities as may be required to be disclosed in any Registration Statement under applicable law, pursuant to SEC comments or as the Company may request from time to time in writing.

(b) Additional Obligations of the Company. The Company shall:

(i) before filing a Registration Statement or a Prospectus or any amendments or supplements thereto, at the Company’s expense, furnish to the Electing Holders upon written request from such Electing Holder whose securities are covered by the Registration Statement, copies of all such documents, other than documents that are incorporated by reference and that are publicly available through the SEC’s EDGAR system, proposed to be filed, and provide Counsel to such Holders a reasonable opportunity to review and comment on such documents;

(ii) notify each Electing Holder of Registrable Securities whose securities are covered by the Registration Statement of the filing and effectiveness of the Registration Statement and prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective or as may be required by the rules, regulations or instructions applicable under the Securities Act for a period ending on the date on which all Registrable Securities have been sold under the Registration Statement applicable to such Shelf Registration or have otherwise ceased to be Registrable Securities and notify each Electing Holder of the filing and effectiveness of such amendments and supplements, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each Electing Holder selling Registrable Securities without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, each Prospectus prepared in connection with such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other

Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Holder, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other governmental authority relating to such offer;

(iv) prior to any public offering of Registrable Securities, use commercially reasonable efforts to: (A) register or qualify, or obtain exemption from registration or qualification for, such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any seller reasonably requests, (B) keep such registration, qualification or exemption in effect for so long as such Registration Statement remains in effect and (C) do any and all other acts and things which may be reasonably necessary or advisable to enable such Electing Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Electing Holder; provided, however, that the Company shall in no event be required to (x) qualify generally to do business as a foreign corporation or as a dealer in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (y) subject itself to taxation in any such jurisdiction or (z) file a general consent to service of process in any such jurisdiction);

(v) notify each Electing Holder selling Registrable Securities at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act:

(A) as promptly as practicable upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement, the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such Electing Holder and subject to the Company’s ability to declare Delay Periods pursuant to Section 3(c), the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each such seller of such Registrable Securities, and file such supplement or amendment with the SEC so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading,

(B) as promptly as practicable after the Company becomes aware of any request by the SEC or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto,

(C) as promptly as practicable after the Company becomes aware of the issuance or threatened issuance by the SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or

(D) as promptly as practicable after the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(vi) use commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or automated interdealer quotation system, if any, on which similar securities issued by the Company are then listed or quoted, or, if none, on such securities exchange or automated interdealer quotation system reasonably selected by the Company;

(vii) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

(viii) provide Counsel to the Holders a reasonable opportunity to review and comment upon any Registration Statement and any Prospectus supplements;

(ix) in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use commercially reasonable efforts promptly to (A) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (B) obtain, at the earliest practicable date, the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction;

(x) if requested by any participating Electing Holder promptly include in a Prospectus supplement or amendment such information as the Holder may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

(xi) in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities sold pursuant to a Shelf Registration Statement;

(xii) cause the Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities, as may be reasonably necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

(xiii) in the case of a Holder Underwritten Offering, enter into an underwriting agreement in customary form and reasonably satisfactory to the Company and perform its obligations thereunder and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities included in such Holder Underwritten Offering (including causing appropriate officers to attend and participate in “road shows” and other informational meetings organize by the underwriters), and causing counsel to the Company to deliver customary legal opinions in connection with any such underwriting agreements;

(xiv) provide a CUSIP number for all Registrable Securities not later than the effective date of the Shelf Registration Statement;

(xv) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to the Shelf Registration Statement, Counsel to the Holders and any attorney, accountant or other agent retained by the selling Holder or any managing underwriters (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s and its subsidiaries’ officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (A) the disclosure of such Records is necessary, in the Inspector’s judgment and with the concurrence of counsel to the Company, to avoid or correct a misstatement or omission in the Registration Statement, (B) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (C) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each seller of Registrable Securities agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by any other person, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

(xvi) in the case of a Holder Underwritten Offering, use commercially reasonable efforts to obtain a “comfort” letter or letters, dated as of such date or dates as the Counsel to the Holders or the managing underwriters reasonably requests, from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “comfort” letters as Counsel to the Holders or any managing underwriter reasonably requests;

(xvii) in the case of a Holder Underwritten Offering, furnish, at the request of any managing underwriter for such offering an opinion with respect to legal matters and a negative assurance letter with respect to disclosure matters, dated as of each closing date of such offering of counsel representing the Company for the purposes of such registration, addressed to the underwriters, covering such matters with respect to the registration in respect of which such opinion and letter are being delivered as the underwriters, may reasonably request and are customarily included in such opinions and negative assurance letters;

(xviii) in the case of a Holder Underwritten Offering, use commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is (A) required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) relating to the resale of Registrable Securities pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its COBRADesk system or (B) required to be retained in accordance with the rules and regulations of FINRA;

(xix) if requested by the managing underwriters, if any, or by any Holder of Registrable Securities being sold in a Holder Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the managing underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein;

(xx) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filings of all Prospectuses and Free Writing Prospectuses with the SEC; and

(xxi) within the deadlines specified by the Securities Act and the rules promulgated thereunder, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby).

(c) Seller Requirements. In connection with any offering under any Registration Statement under this Agreement, each Electing Holder (i) shall promptly furnish to the Company in writing such information with respect to such Holder and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by law or regulations for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading; (ii) shall comply with the

Securities Act and the Exchange Act and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (iii) shall not use any Free Writing Prospectus without the prior written consent of the Company. If any Electing Holder of Registrable Securities fails to provide such information required to be included in such Registration Statement by applicable securities laws or otherwise necessary or desirable in connection with the disposition of such Registrable Securities in a timely manner after written request therefor, the Company may exclude such Electing Holder’s Registrable Securities from a registration under Sections 3 or 4 hereof.

6. Registration Expenses. (a) Whether or not any Registration Statement is filed or becomes effective, the Company shall pay all costs, fees and expenses arising from or incident to the Company’s performance of or compliance with this Agreement, including the sale of the Registrable Securities, including, without limitation, (i) SEC, stock exchanges, FINRA (including, without limitation, fees, charges and disbursements of counsel in connection with FINRA registration), and other registration and filing fees (ii) all fees and expenses incurred in connection with complying with any securities or “Blue Sky” laws, including, without limitation, fees, charges and disbursements of counsel in connection therewith, (iii) printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders), (iv) messenger, telephone and delivery expenses, (v) fees and disbursements of counsel for the Company and any other legal fees, charges or expenses (vi) fees and disbursements of all independent certified public accountants of the Company and any other accounting fees, charges or expenses (including expenses of any “cold comfort” letters required in connection with this Agreement or as an incident to registration) and all other persons retained by the Company in connection with such Registration Statement, (vii) reasonable fees, charges and disbursements of Counsel to the Holders in connection with the Shelf Registration Statement called for by Section 3(a) and in connection with any Piggyback Takedown or any Holder Underwritten Offering, (viii) with respect to Registrable Securities that are listed on a national securities exchange, the fees and expenses incurred in connection with the listing of such Registrable Securities, and (ix) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement. Notwithstanding the foregoing, the fees and expenses of any persons retained by any Holder, other than one counsel for all such Holders, will be payable by such Holder and the Company will have no obligation to pay any such amounts. The Holders shall be responsible for any commissions and transfer taxes relating to the sale of any Registrable Securities pursuant to this Agreement.

7. Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, the partners, officers, directors, agents, trustees and employees of each of them, each Person who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the partners, officers, directors, agents, trustees and employees of each such controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgment, costs and expenses, or any action or proceeding in respect thereof (including any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not the indemnified party is a party to any proceeding) (collectively, “Losses”), as incurred, arising out of or based upon (w) any untrue, or allegedly untrue, statement of a material fact contained in any Disclosure Package, any Registration Statement, any Prospectus, or in any amendment or supplement thereto, or (x) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances in which they were made, except insofar as the same are based upon and consistent with information furnished in writing to the Company by or on behalf of such Holder expressly for use in such Disclosure Package, Registration Statement, Prospectus, or in any amendment or supplement thereto. The Company shall also provide customary indemnities to any underwriters of, or other broker-dealers participating in the distribution of, the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters or other broker-dealers (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

(b) Indemnification by Holders. In connection with any offering in which a Holder is participating, such Holder agrees to indemnify, severally and not jointly with the other Holders and to the same extent as the foregoing indemnity from the Company to the Holders, (i) the Company, its partners, directors, officers, agents, trustees and employees, (ii) each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the partners, directors, officers, agents, trustees or employees of such controlling Persons, (iii) any other Holder, the partners, officers, directors, agents, trustees and employees of each of them, (iv) each Person who controls any such other Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the partners, officers, directors, agents, trustees and employees of each such controlling Person, from and against all Losses arising out of or based upon (x) any untrue or allegedly untrue statement of a material fact contained in the any Disclosure Package, any Registration Statement, any Prospectus, or in any amendment or supplement thereto or (y) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances in which they were made, to the extent, but only to the extent, that such untrue or allegedly untrue statement or omission or alleged omission is based upon and is consistent with information relating to such Holder so furnished in writing to the Company by or on behalf of such Holder to the Company expressly for use in such Disclosure Package, Registration Statement, Prospectus, or amendment or supplement thereto. No Holder shall be held liable for any damages in excess of the total amount of proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriters’ discounts and commissions) under the Disclosure Package, Registration Statement, Prospectus, or in any amendment or supplement thereto as to which such offering relates.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity or contribution hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party from which such indemnity is sought (the “Indemnifying Party”) after the receipt by the Indemnified Party of any written notice of any claim or commencement of any action, suit, proceeding or investigation or threat thereof made in writing with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any obligation or liability except to the extent that the Indemnifying Party has been materially prejudiced by such delay or failure. The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that (i) an Indemnified Party shall have the right to employ separate counsel in any such claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless: (1) the Indemnifying Party agrees to pay such fees and expenses; (2) the Indemnifying Party fails promptly to assume the defense of such claim or proceeding or fails to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any proceeding (including impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it that are in addition to or are inconsistent with those available to the Indemnifying Party or that a conflict of interest is likely to exist among such Indemnified Party and any other indemnified parties (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party); and (ii) subject to clause (3) above, the Indemnifying Party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties. No Indemnifying Party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the consent of such Indemnified Party, effect entry of any judgment or into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such claim or litigation for which such Indemnified Party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 7 is applicable in accordance with its terms but is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees, charges or expenses incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this

Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 7(d). Notwithstanding the provisions of this Section 7(d), an Indemnifying Party that is a Holder shall not be required to contribute any amount which is in excess of the amount by which the total proceeds received by such Holder from the sale of the Registrable Securities sold by such Holder (net of all underwriters’ discounts and commissions) exceeds the amount of any damages that such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) was determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Rule 144 Information. With a view to making available the benefits of certain rules and regulations of the SEC which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a registration statement relating to the Registrable Securities has been declared effective under either the Securities Act or the Exchange Act, the Company covenants and agrees to use commercially reasonable efforts to:

a. Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the earlier of (i) such time as a registration statement relating to the Class A Shares, has been declared effective under either the Securities Act or the Exchange Act or (ii) the date that the Company becomes subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act, for so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the Exchange Act, all to the extent required from time to time to enable a Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 promulgated under the Securities Act. If at any time the Company is not subject to the reporting requirements of the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Securities pursuant to, Rule 144 or Rule 144A under the Securities Act.

b. Use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and the rules and regulations adopted thereunder (at any time it is subject to such reporting requirements).

c. Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

9. Participation in Underwritten Offering/Sale of Registrable Securities. No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that the Holders included in any underwritten registration shall make only those representations and warranties to the Company or the underwriters as are customary for similar transactions and such other representations and warranties that the underwriters may reasonably request that are agreed by any such Holder.

10. Subsequent Registration Rights. From and after the date of this Agreement, and except with respect to the Other Registration Agreements, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in the Shelf Registration Statement unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such Shelf Registration Statement only to the extent that the inclusion of its securities will not reduce the amount of Registrable Securities of the Holders that are included on such Shelf Registration Statement.

11. Miscellaneous.

(a) Termination. This Agreement and the obligations of the Company and the Holders hereunder (other than with respect to Section 7) shall terminate on the first date on which no Registrable Securities remain outstanding, or when Registrable Securities otherwise cease to be Registrable Securities.

(b) Notices. All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be deemed to have been effectively given (i) when personally delivered to the party to be notified; (ii) when sent by confirmed facsimile to the party to be notified at the number set forth below; (iii) when sent by email to the party to be notified at the email address set forth below; (iv) three (3) Business Days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the party to be notified as set forth below; or (v) one (1) Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth below with next-business-day delivery guaranteed, in each case as follows:

In the case of the Company, to:

William Lyon Homes

4490 Von Karman Avenue

Newport Beach, CA 92660

Attention: Matthew R. Zaist

Facsimile: [omitted]

e-mail: [omitted]

With a copy (which shall not constitute notice) to:

Irell & Manella LLP

840 Newport Center Drive, Suite 400

Newport Beach, CA 92660

Attention: Richard Sherman

Telephone: (949) 760-0991

Facsimile: (949) 760-5200

e-mail: rsherman@irell.com

In the case of the Holders:

If to any Holder, at its address as it appears in the Notice and Questionnaire of such Holder delivered to the Company or, prior to the delivery of a Notice and Questionnaire, at the Holder’s address as it appears in the records of the Company.

With a copy (which copy shall not constitute notice) to:

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, CA 90017

Attention: Neil J Wertlieb

Telephone: (213) 892-4410

Facsimile: (213) 892-4710

e-mail: nwertlieb@milbank.com

And a copy (which copy shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

Attention: Matthew K. Kelsey

Telephone: (212) 351-2615

Facsimile: (212) 351-6351

e-mail: mkelsey@gibsondunn.com

Any party may by notice given in accordance with this Section 12(b) designate another address or Person for receipt of notices hereunder.

(c) Separability. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, in whole or in part, such invalidity, illegality or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

(d) Successors and Assigns: Third Party Beneficiaries. This Agreement shall inure, as hereinafter provided, to the benefit of and be binding upon the successors and permitted assigns of each of the parties, including each Holder of any Registrable Securities, who executes a Joinder in the form attached as Annex B hereto, provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Certificate of Incorporation, applicable law and any applicable agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to and benefit from all of the terms of this Agreement, and by taking and holding such Registrable Securities, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

(e) Specific Performance. The Company acknowledges and agrees that (a) irreparable damages would occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached and (b) remedies at law would not be adequate to compensate the non-breaching party. Accordingly, the Company agrees that each Holder of Registrable Securities shall have the right to an injunction or injunctions to prevent breaches of this Agreement and to enforce its rights hereunder, in addition to any other rights and remedies existing in its favor including any other remedy to which they are entitled, at law or in equity, including without limitation money damages. The right to equitable relief, including an injunction or specific performance, shall not be limited by any other provision of this Agreement. In any action or proceeding against it seeking an injunction, specific performance or other equitable relief to enforce the provisions of this Agreement, the Company hereby (i) waives and agrees not to assert any defense that an adequate remedy exists at law or that a Holder of Registrable Securities would not be irreparably harmed and (ii) waives and agrees not to seek any requirement for the posting of any bond or other security in connection with any such action or proceeding.

(f) Entire Agreement. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties hereto with respect to the subject matter hereof.

(g) Amendments and Waivers. This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained a written consent to such amendment, action or omission to act of the Holders of at least a majority of the Registrable Securities then outstanding, provided however, that any modification, alteration, waiver or change that has a disproportionate and adverse effect on any right of any Holder under this Agreement shall not be effective against such Holder without the prior written consent of such Holder, provided further, that any modification, alteration, waiver or change that has a material adverse effect on any right of any Initial Holder under this Agreement shall not be effective against such Initial Holder without the prior written consent of such Initial Holder.

No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

(h) Publicity. No public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior consent of the Company and any other party mentioned in such release or announcement, except to the extent that such issuing party is advised by counsel that such release or announcement is necessary or advisable under applicable law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall to the extent practicable provide the Company and any such other party with an opportunity to review and comment on such release or announcement in advance of its issuance.

(i) Expenses. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, all costs and expenses incurred in connection with the execution of this Agreement shall be paid by the party incurring such costs or expenses, except as otherwise set forth herein.

(j) Interpretation.

(i) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(ii) The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(iii) The terms “hereof’, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iv) When a reference is made in this Agreement to a Section, paragraph, Exhibit or Schedule, such reference is to a Section, paragraph, Exhibit or Schedule to this Agreement unless otherwise specified.

(v) The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to include the words “without limitation”, unless otherwise specified.

(vi) A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors and permitted assigns.

(k) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to each other party.

(l) Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of laws thereof.

(m) Calculation of Time Periods. Except as otherwise indicated, all periods of time referred to herein shall include all Saturdays, Sundays and holidays; provided, however, that if the date to perform the act or give any notice with respect to this Agreement shall fall on a day other than a Business Day, such act or notice may be timely performed or given if performed or given on the next succeeding Business Day.

(n) Stock Splits, etc. The provisions of this Agreement shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations recapitalizations and the like occurring after the date hereof.

(o) No Inconsistent Agreements. The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement and shall take all commercially reasonable efforts to amend any agreements existing as of the date hereof so that such agreements shall not be inconsistent with the rights granted to the Holders in this Agreement.

(p) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(q) Jurisdiction. Any action or proceeding against any party hereto relating in any way to this Agreement or the transactions contemplated hereby may be brought and enforced in any United States federal court or New York State Court located in the Borough of Manhattan in The City of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 11(b) hereof of this Agreement or such other address such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Agreement or the transactions contemplated hereby in any court located in the Borough of Manhattan in The City of New York. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Agreement or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

(r) WAIVER OF JURY TRIAL. EACH PARTY, ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS AND ASSIGNS, HEREBY IRREVOCABLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BY CONTRACT, TORT OR OTHERWISE) BASED UPON, OR ARISING OUT OF, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(s) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

(t) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

WILLIAM LYON HOMES

By:

Name:

Title:

[Company Signature Page to Class A Common Stock Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ ]

By:

Name:

Title:

[Holder Signature Page to Class A Common Stock Registration Rights Agreement]

Annex A

Notice and Questionnaire

The undersigned beneficial holder of Class A Common Stock, par value $0.01 per share (the “Class A Shares”) of William Lyon Homes (the “Company”) which are Registrable Securities understands that the Company intends to file or has filed with the Securities and Exchange Commission (the “SEC “) a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities, in accordance with the terms of the registration rights agreement (the “Registration Rights Agreement”), among the Company and the Holders named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial holder of Registrable Securities (each a “beneficial owner”) is entitled to the benefits of the Registration Rights Agreement. In order to sell, or otherwise dispose of, any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and, therefore, will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities legal counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under such Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company’s directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from and against certain losses arising in connection with statements concerning the undersigned that are made in the Shelf Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 below after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s), assuming such transferee(s) are not unknown to the Selling Securityholder as a result of having acquired Registrable Securities pursuant to a sale after Registration of such Registrable Securities, at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

QUESTIONNAIRE

Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact the Chief Financial Officer of the Company at telephone number: [—].

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

1.	Your Identity and Background as the Beneficial Owner of the Registrable Securities.

(a)	Your full legal name:

(b)	Your business address (including street address) (or residence if no business address), telephone number and facsimile number:

Address:

Telephone No.:

Fax No.:

(c)	Are you a broker-dealer registered pursuant to Section 15 of the Exchange Act?

Yes.

No.

(d)	If your response to Item 1(c) above is no, are you an “affiliate” of a broker-dealer registered pursuant to Section 15 of the Exchange Act?

Yes.

No.

For the purposes of this Item 1(d), an “affiliate” of a registered broker-dealer includes any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer, and does not include any individuals employed by such broker-dealer or its affiliates.

(e)	Full legal name of the person, if any, through which you hold the Registrable Securities (i.e., name of your broker or the DTC participant, if applicable, through which your Registrable Securities are held):

Name of Broker:

DTC No.:

Contact person:

Telephone No.:

2.	Your Relationship with the Company.

(a)	Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes.

No.

(b)	If your response to Item 2(a) above is yes, please state the nature and duration of your relationship with the Company:

3.	Your Interest in the Registrable Securities.

(a)	State the type and amount of Registrable Securities beneficially owned by you:

(b)	Other than as set forth in your response to Item 3(a) above, do you beneficially own any other securities of the Company?

Yes.

No.

(c)	If your answer to Item 3(b) above is yes, state the type and the aggregate amount of such other securities of the Company beneficially owned by you:

Type:

Aggregate amount:

(d)	Did you acquire the securities listed in Item 3(a) above in the ordinary course of business?

Yes.

No.

(e)	At the time of your purchase of the securities listed in Item 3(a) above, did you have any agreements or understandings, direct or indirect, with any person to distribute the securities?

Yes.

No.

(f)	If your response to Item 3(e) above is yes, please describe such agreements or understandings:

4.	Nature of your Beneficial Ownership.

(a)	Check if the beneficial owner set forth in your response to Item 1(a) is any of the below:

(i)	A reporting company under the Exchange Act.

(ii)	A majority-owned subsidiary of a reporting company under the Exchange Act.

(iii)	A registered investment fund under the 1940 Act.

(b)	If the beneficial owner of the Registrable Securities set forth in your response to Item 1 (a) above is a limited partnership, state the names of the general partner(s) of such limited partnership.

(c)	Name your controlling shareholder(s) (the “Controlling Entity”).

(i)	(A) Full legal name of Controlling Entity(ies) who has/have sole or shared voting or dispositive power over the Registrable Securities:

(B) Business address (including street address) (or residence if no business address), telephone number and facsimile number of such person(s):

Address:

Telephone No.:

Fax No.:

5.	Plan of Distribution.

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): All or any portion of such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through one or more underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (iv) through the writing of options, whether such options are listed on an options exchange or otherwise, (v) ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, (vi) block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (vii) purchases by a broker-dealer as principal and resale by the broker-dealer for its account, (viii) an exchange distribution in accordance with the rules of the applicable exchange, (ix) privately negotiated transactions, (x) short sales, (xi) sales pursuant to Rule 144, (xii) with broker-dealers who may agree with the selling securityholder to sell a specified number of shares at a stipulated price per share, (xiii) in an underwritten offering, (xiv) a combination of any such methods of sale and (xv) any other method permitted pursuant to applicable law. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such Registrable Securities.

State any exceptions here:

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities except in accordance with the terms of the Registration Rights Agreement.

The undersigned acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Rights Agreement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The undersigned beneficial owner and selling securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein. Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the undersigned beneficial owner and selling securityholder against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective.

All notices to the beneficial owner hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1(b) of this Notice and Questionnaire.

By signing below, the undersigned acknowledges that it is the beneficial owner of the Registrable Securities set forth herein, represents that the information provided herein is accurate, consents to the disclosure of the information contained in this Notice and Questionnaire and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

Once this Notice and Questionnaire is executed by the undersigned beneficial owner and received by the Company, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the undersigned beneficial owner. This Notice and Questionnaire shall be governed, adjudicated and enforced in accordance with terms of the Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

NAME OF BENEFICIAL OWNER:

(Please Print)

Signature:

Date:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND

QUESTIONNAIRE TO WILLIAM LYON HOMES AS FOLLOWS:

William Lyon Homes

[Insert contact information]

This Notice and Questionnaire must be returned in the manner and within the time period set forth in the Registration Rights Agreement in order to include Registrable Securities in such Shelf Registration Statement.

Annex B

FORM OF JOINDER

THIS JOINDER is made on the                     day of

BETWEEN

(1)	[ ], a [ ] (the “New Party”);

AND

(2) WILLIAM LYON HOMES, (the “Company”); AND

(3) THOSE OTHER PERSONS WHO ARE PARTIES TO THE REGISTRATION RIGHTS AGREEMENT (as defined below).

WHEREAS a Class A Common Stock Registration Rights Agreement was entered into on [ ], 2012 by and among, inter alia, certain of Holders of Company securities (the “Other Holders”) and the Company (the “Registration Rights Agreement”), a copy of which the New Party hereby confirms that it has been supplied with and acknowledges the terms therein.

NOW IT IS AGREED as follows:

1. In this Joinder, unless the context otherwise requires, words and expressions respectively defined or construed in the Registration Rights Agreement shall have the same meanings when used or referred to herein.

2. The New Party hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Company and the Other Holders to be bound by the terms of the Registration Rights Agreement as a “Holder” and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.

3. The Company covenants and agrees that the New Party shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement to the intent and effect that the New Party shall be deemed, with effect from the date on which the New Party executes this Joinder, to be a party to the Registration Rights Agreement as a “Holder.”

4. This Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement,” and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Joinder.

B-1

5. THIS JOINDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

6. Any action or proceeding against any party hereto relating in any way to this Joinder or the transactions contemplated hereby may be brought and enforced in any United States federal court or New York State Court located in the Borough of Manhattan in The City of New York, and each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the jurisdiction of each such court in respect of any such action or proceeding. Each party, on behalf of itself and its respective successors and assigns, irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such person or entity at the address for such person or entity set forth in Section 11(b) of the Registration Rights Agreement or such other address such person or entity shall notify the other in writing. The foregoing shall not limit the right of any person or entity to serve process in any other manner permitted by law or to bring any action or proceeding, or to obtain execution of any judgment, in any other jurisdiction.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or relating to this Joinder or the transactions contemplated hereby in any court located in the Borough of Manhattan in The City of New York. Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives any claim that a court located in the State of New York is not a convenient forum for any such action or proceeding.

Each party, on behalf of itself and its respective successors and assigns, hereby irrevocably waives, to the fullest extent permitted by applicable United States federal and state law, all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which he might otherwise be entitled in any action or proceeding relating in any way to this Joinder or the transactions contemplated hereby in the courts of the State of New York, of the United States or of any other country or jurisdiction, and hereby waives any right he might otherwise have to raise or claim or cause to be pleaded any such immunity at or in respect of any such action or proceeding.

7. Section 11(v) of the Registration Rights Agreement shall apply to this Joinder and shall be incorporated herein by reference.

8. The address of the undersigned for purposes of all notices under the Registration Rights Agreement is: [            ].

B-2

[NEW PARTY]

By:
Name:
Title: